                           VAUGHN COMMUNICATIONS, INC.

                        COMPUTATION OF EARNINGS PER SHARE


                                                                Year Ended January 31
                                                 ---------------------------------------------------
                                                          1996           1995           1994
                                                          ----           ----           ----
PRIMARY:

     Average Shares Outstanding                         3,078,548      2,797,798      2,583,418

     Net effect of dilutive stock options                 395,168        424,081        485,119
     based on the treasury stock method                   -------        -------        -------
     using average market price

     TOTAL                                              3,473,716      3,221,879      3,068,537
                                                        ---------      ---------      ---------
                                                        ---------      ---------      ---------

     Income from continuing operations                 $2,144,759     $1,551,307     $1,124,375

     Income from discontinued
     operations (net of tax benefit)                        -            492,351         73,289
                                                       ----------        -------         ------

     Net Income                                        $2,144,759     $2,043,658     $1,197,664
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

PER SHARE AMOUNTS:

     Income from continuing operations                    $.62           $.48           $.37
     Income from discontinued operations                    -             .15            .02
                                                          ----           ----           ----

                                                          $.62           $.63           $.39
                                                          ----           ----           ----
                                                          ----           ----           ----
FULLY DILUTED:

     Average shares outstanding                         3,078,548      2,797,798      2,583,418

     Net effect of dilutive stock options
     based on the treasury stock method
     using the quarter-end market price
     if higher than average market price                  433,648        455,481        599,737
                                                          -------        -------        -------

     TOTAL                                              3,512,196      3,253,279      3,183,155
                                                        ---------      ---------      ---------
                                                        ---------      ---------      ---------

     Income from continuing operations                 $2,144,759     $1,551,307     $1,124,375

     Income from discontinued
     operations (net of tax benefit)                        -            492,351         73,289
                                                          -------        -------         ------

     Net Income                                        $2,144,759     $2,043,658     $1,197,664
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------
PER SHARE AMOUNTS:

     Income from continuing operations                    $.61           $.48           $.36
     Income from discontinued operations                    -             .15            .02
                                                          ----           ----           ----

                                                          $.61           $.63           $.38
                                                          ----           ----           ----
                                                          ----           ----           ----
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EXHIBIT 11